Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 153 to Registration Statement No. 033-45961 on Form N-1A of our report dated August 15, 2017, relating to the financial statements and financial highlights of Waddell & Reed Advisors Accumulative Fund and Waddell & Reed Advisors Wilshire Global Allocation Fund, two of the series constituting the Waddell & Reed Advisors Funds, appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Funds for the year ended June 30, 2017. We also consent to the incorporation by reference in this Registration Statement of our report dated November 20, 2017, relating to the financial statements and financial highlights of Waddell & Reed Advisors Cash Management, one of the series constituting Waddell & Reed Advisors Funds, appearing in the Annual Report on Form N-CSR of the Waddell & Reed Advisors Funds for the year ended September 30, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Custodial and Auditing Services” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri

January 8, 2018